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                                                                    EXHIBIT 99.1

Base Pay                            $180,000

Annual Incentive Pay                $120,000

Total Compensation at Target        $300,000

A quarterly Recoverable Draw of $12,500 will be paid each quarter in 2005.

The Draw will be paid in accordance with standard payroll practices covering commissions and draws.

The aggregate Draw amount paid in excess of actual Incentive Pay earned will be subject to board discretion at end of year.